SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): November 30, 2003

                             C.E.C. Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                0-16734                                 87-0217252
       (Commission File Number)              (IRS Employer Identification No.)

                                  136 Arbor Way
                             Henderson, Nevada 89074
               (Address of Principal Executive Offices)(Zip Code)

                                 (866) 820-5139
              (Registrant's Telephone Number, Including Area Code)


          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On November 30, 2003 (the "Effective Date"), pursuant to an Acquisition and Financing Agreement ("Agreement") between CEC Industries, Inc., a Nevada corporation with its principal place of business located at 136 Arbor Way, Henderson, Nevada 89074 ("CEC" or the "Company") and PayCard Solutions, Inc., a Nevada corporation with its principal place of business located at 500 North Rainbow Blvd., Suite 300A, Las Vegas, Nevada 89107 ("PayCard") CEC's subsidiary, Paycard Unlimited, Inc. ("Subsidiary"), purchased all of the outstanding shares of PayCard in consideration for the issuance of 3,000,000 CEC shares to the PayCard shareholders and 200 shares or twenty (20%) percent of the Subsidiary's outstanding shares, whichever is greater. If CEC's common stock is not sufficient to generate a value of at least $250,000 at the earlier of twenty four months or upon liquidation, then CEC shall issue additional shares to the PayCard shareholders such that the value is at least equal to $250,000.

Pursuant to the Agreement, CEC agreed to lend a total of $250,000 to PayCard for a term of one year with eight (8%) interest which shall be secured by Paycard's assets. In addition, the Subsidiary ratified management agreements with the following individuals which had such agreements with PayCard:

Jill Stein, President

Jill Stein's area of expertise is strategic partnerships, marketing alliances, and implementation of new products into the marketplace. Jill Stein oversees all marketing partnerships, national sales campaigns, and marketing initiatives. Jill is also responsible for strategic development, processing contracts and relationships, financial analysis and evaluation and compensation.

Gloria Hall, Chief Financial Officer

Gloria Hall has over 20 years of experience as a Controller and Finance Manager. Gloria is responsible for financial analysis, evaluation, compensation, forecasting, budgeting and our competitive pricing structure for products and services.

Mele Gabales, VP Sales/Marketing

Mele Gabales' educational background is in electrical engineering design, development, and marketing. Mele is responsible for generating and managing new and existing strategic relationships. Mele oversees the department that recruits, hires, and trains the inside/outside sales force and also heads the product development and marketing group for stored value products.

Michael Anderson, Director

Michael Anderson has an extensive background in wholesale and retail marketing, management and administration. He has held the positions of Corporate CEO, Corporate CFO and director of Operations. His greatest strengths are administration, sales and marketing. He has been a personal liaison for special projects with Charles Munger, Vice Chairman of Berkshire Hathaway, Ed Snyder, Owner of several professional sports teams, and William Foley, CEO of Fidelity National Financial. His sales and marketing experience spans over 40 years. Michael has also worked on project teams developing and marketing wholesale and consumer products. Specifically, Michael's experience in the insurance industry will be highly valuable for penetrating that market.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock at December 1, 2003, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company,
(iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                   NAME OF              SHARES OF
TITLE OF CLASS     BENEFICIAL OWNER     COMMON STOCK       PERCENT OF CLASS
--------------     ----------------     ------------       ----------------

5% STOCKHOLDERS

Common             Brian Dvorak         30,000,000              74.24%

DIRECTORS AND NAMED EXECUTIVE OFFICERS

Common             Brian Dvorak         30,000,000              74.24%

DIRECTORS AND                           30,000,000              74.24%
OFFICERS AS A
GROUP

Pursuant to the Agreement, the Subsidiary purchased all of the outstanding shares of PayCard in consideration for the issuance of 3,000,000 CEC shares to the PayCard shareholders and 200 shares or twenty (20%) percent of the Subsidiary's outstanding shares, whichever is greater. If CEC's common stock is not sufficient to generate a value of at least $250,000 at the earlier of twenty four months or upon liquidation, then CEC shall issue additional shares to the PayCard shareholders such that the value is at least equal to $250,000.

PayCard Solutions, Inc. is a Nevada Corporation that was recently formed to capitalize on the electronic payment solutions market. PayCard Solutions, Inc. provides an electronic pay card to a wide range of companies and individuals both domestically and internationally. This market is at the beginning of an amazing explosion and PayCard Solutions, Inc. is in a better position than any other company to take advantage of this opportunity.

Products/Services

Payroll Card Programs: PayCard Solutions' payroll card programs include both employer based programs, implemented and endorsed by large employers, and employee based programs, offered to employees on an individual basis and implemented in a style similar to direct deposit. The funds on the card are accessed through ATM, funds transfer and, direct purchase. In addition to being useful for employers these programs are also money saving solutions for multi-level sales organizations, health organizations and any other company that distributes funds to individuals on a regular basis. The cards can be branded with each company's logo. The savings to the companies along with the benefits to the cardholders is what opens the door for PayCard Solutions' presentations.

Stored-Value Cards: Marketed through retail locations, pin based cash-value cards can be loaded with a cash value and used as a safe way for carrying funds for vacations, business trips and other travel. They may be given to spouses, children and as gifts and are a convenient way to get money to people in other states and countries. Other functions of the card include Money Transfer Card, Sales Incentive Card, Rebate Card, Shopping Card, Teen Card and Gift Card. The pin-based cards for both these programs may also be upgraded to a signature-based card so they may be used for a larger variety of purchases.

Key Highlights of PayCard Solutions

      o Significant retail based loading stations and Multiple card loading options, such as payroll direct deposit, FTP, wire transfer, credit card, and select POS locations

      o     Employees/independent   contractors/distributors   can   participate
            "independently"

      o     Employees/independent   contractors/distributors   can   participate
            through an "employer" program

      o Employees/independent contractors/distributors can add money to the card from other sources (second job, government benefits, etc.)

      o Employees/independent contractors/distributors can have (2) or more cards so that they can conveniently transfer money to extended relatives anywhere in the world

      o     24 hour/7 Day customer service available in English/Spanish

      o     Online settlement, adjustment processing, and reporting.

      o     Host based 24/7 online transaction processing

      o     Card production and fulfillment

      o     Reporting and multilevel commission tracking system

      o Multi-lingual and custom customer service, internet access, and IVR systems

      o Financial networks access through STAR(R), Cirrus(R), Pulse(R), NYCE, and MasterCard(R)

Market Description

The market for PayCard Solutions, Inc. includes individuals, trade associations, payroll processors, Multi-Level marketing organizations, corporations, insurance companies, and small to large employers. The electronic payroll card and the stored-value products are available to make the use and transfer of money easier for individuals. The electronic payroll card also appeals to large companies saving precious resources such as payroll processing costs and employee time.

Extensive market research performed over the past three years indicates that the fastest and most effective way to penetrate our market is through direct agreements with large companies seeking to save on payroll and fund distribution costs and through residual sharing agreements with organizations that have an existing advertising program in place that PayCard Solutions, Inc. can plug into quickly and easily.

Market Research

PayCard's management has been performing market research for the past three years. The following key points are the reasons our team made the decision to use their talents and resources in this in the paycard market.

      o An Electronic PayCard program significantly lowers the cost of generating payroll.

      o     The  cost  of   generating   paper   checks  is  almost   $2.00  per
            employee/independent contractor/distributor.

      o     Large companies pay a bank processing fee per check.

      o More than 28% of all Americans and nearly all foreign nationals currently in the U.S. have no bank account.

      o 43% of Americans have credit that is unacceptable to a lending institution.

      o Person to person cash transfers of money out of the U.S. is a multi-billion dollar industry.

      o Person to person transfers of money out of the United States is growing annually at a rate of 23%.

      o     Cash transfers to Mexico alone exceed $40 Billion annually.

      o An Electronic PayCard reduces the cost for employees to transfer money to a family member domestically or internationally.

Of those surveyed, 57% said that they would pay to have the convenience of a debit or stored value card that would be capable of withdrawing cash from ATM's and making purchases wherever debit cards are accepted.

Sales Strategy

PayCard Solutions, Inc.'s payroll card programs are utilized by large employers-offered to employees, multi-level marketing companies- offered to their distributors, insurance companies- offered to their field agents, religious organizations- offered to their congregation, associations- offered to their membership, and employee based programs-offered to employees on an individual basis and implemented in a style similar to direct deposit.

Marketing

PayCard Solutions is marketing through trade associations, strategic marketing partnerships, approved telemarketing, direct mail, corporate donations and sponsorships, membership organizations, Internet, inside and outside sales representatives, and mulit-media. PayCard Solutions is currently seeking funding for market penetration.

Key Customers & Alliances

      o     United Farm Workers

      o     Western English Trade Association

      o     International Association of Convention and Visitors Bureaus

      o     TSO Corporation

      o     VASA

      o     National Cattlemen's Beef Association

      o     Home Builders Associations

      o     La Economia De Dios

      o     Transportaion Intermediary Association

      o     Denver Metro Convention and Visitors Bureau

      o     Albuquerque Convention and Visitors Bureau

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Financial statements of the Company will be filed by an amendment to this Report within 60 days after this Report must be filed.

(b) Pro forma financial information

Pro forma financial information will be furnished with the aforementioned amendment.


(c) Exhibits

Number      Exhibit
------      -------

10.1        Acquisition and Financing Agreement


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CEC INDUSTRIES, INC.

                                        By: /s/ Brian Dvorak
                                            ------------------------------
                                                Brian Dvorak
                                                President
December 29, 2003